                                                                    EXHIBIT 10.5

                                                           TENANT SIEBEL SYSTEMS

                                      LEASE

                                TABLE OF CONTENTS

ARTICLE           TITLE                                                     PAGE
- -------           -----                                                     ----
1        PREMISES AND TERM                                                     1
2        RENT                                                                  1
3        LANDLORD'S WORK - TENANT'S WORK                                       3
4        USE                                                                   3
5        RULES AND REGULATIONS AND COMMON AREA                                 4
6        PARKING                                                               5
7        OPERATION, MANAGEMENT AND MAINTENANCE EXPENSES                        5
8        ACCEPTANCE AND SURRENDER OF PREMISES                                  7
9        ALTERATIONS AND ADDITIONS                                             8
10       BUILDING PLANNING                                                     8
11       UTILITIES                                                             8
12       TAXES                                                                 9
13       LIABILITY INSURANCE                                                  11
14       TENANT'S INSURANCE                                                   11
15       PROPERTY INSURANCE                                                   11
16       INDEMNIFICATION                                                      12
17       COMPLIANCE                                                           12
18       LIENS                                                                14
19       ASSIGNMENT AND SUBLETTING                                            14
20       SUBORDINATION AND MORTGAGES                                          16

21       ENTRY BY LANDLORD                                                    17
22       BANKRUPTCY AND DEFAULT                                               17
23       ABANDONMENT                                                          19
24       DESTRUCTION                                                          19
25       EMINENT DOMAIN                                                       20
26       SALE OR CONVEYANCE BY LANDLORD                                       21
27       ATTORNMENT TO LENDER OR THIRD PARTY                                  21
28       HOLDING OVER                                                         22
29       CERTIFICATE OF ESTOPPEL                                              22
30       CONSTRUCTION CHANGES                                                 22
31       RIGHT OF LANDLORD TO PERFORM                                         23
32       ATTORNEYS' FEES                                                      23
33       WAIVER                                                               23
34       NOTICES                                                              24
35       EXAMINATION OF LEASE                                                 24
36       DEFAULT BY LANDLORD                                                  24
37       CORPORATE AUTHORITY                                                  24
38       LIMITATION OF LIABILITY                                              25
39       MISCELLANEOUS AND GENERAL PROVISIONS                                 25
40       BROKERS                                                              27
41       SIGNS                                                                27

                             MENLO PLACE OFFICE PARK

                                 LEASE AGREEMENT

     THIS LEASE, made this ____ day of December, 1995, between BOHANNON TRUST PARTNERSHIP, a California general partnership, hereinafter called Landlord, and SIEBEL SYSTEMS, INC. a California corporation, hereinafter called Tenant.

                                   WITNESSETH:

ARTICLE 1 - PREMISES AND TERM

     Section 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference, more particularly described as follows: all of the building located at 1000 Marsh Road, Menlo Park, California 94025 and consisting of approximately 7207 gross square feet of space on the ground floor.

     Section 1.2. The demised term of this Lease shall be for a period of six
(6) months unless sooner terminated as hereinafter provided, and, shall commence on the 11th day of December, 1995, and end on the 10th day June, 1996.

     Provided that Tenant is not, and has not been, in default hereunder Tenant shall have the option to extend the demised term of the Lease for one (1) additional period of six (6) months (i.e., May 11, 1996 through December 10,
1996) by giving written notice to Landlord of such election on or before April 10, 1996. The extended term shall be on all the same terms and conditions of the Lease except that there shall be no further option to extend.

     Section 1.3. As used herein, the "Complex" shall mean and include all of the land shown on Exhibit "B: attached hereto and incorporated herein by this reference, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

     Section 1.4. Said leasing is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

                                ARTICLE 2 - RENT

     Section 2.1. Basic Rent. Tenant agrees to pay to Landlord without deduction, recoupment, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the amount of Seven Thousand Dollars ($7,000.00) per month. Basic Rent shall be paid monthly in advance on the first (1st) day of each calendar month during the demised term of this Lease.

     Section 2.2. For any period prior to the commencement of the first full calendar month or subsequent to the end of the last full calendar month of the demised term, rent shall be prorated on the basis of the rental rate then payable.

     Section 2.3. All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

     Section 2.4. Tenant, concurrently with Tenant's execution of the Lease, shall pay to the Landlord the following:

     (A) Seven Thousand Dollars ($7,000.00) which shall be applied by Landlord to the first rent to become due and payable under this Lease, and

     [(B) Seven Thousand Dollars ($7,000.00) which shall be held as a Security Deposit pursuant to the terms of Section 39.10.]

     Section 2.5. Additional Rent. Beginning with the commencement date of the demised term of this Lease, Tenant shall pay to Landlord the following, in addition to the Basic Rent and as Additional Rent, whether or not the same to be designated as such, and Additional Rent shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and Additional Rent shall be due and payable together with the next succeeding installment of Basic Rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of Basic Rent:

     (a) Expenses for the operation, management, maintenance and repair of the building in which the Premises are located and Parking Areas of the Complex as set forth in Article 7, and

     (b) All utilities relating to the building in which the Premises are located as set forth in Article 11, and

     (c) All Real Property Taxes relating to the Complex as set forth in Article 12, and

     (d) All insurance premiums relating to the Complex, as set forth in Article 15, and

     (e) All charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease.

     Tenant shall pay to Landlord monthly, in advance, Tenant's proportionate share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

     Tenant's payment for such Additional Rent as of the commencement of the term of this Lease shall be Two Thousand Seven Hundred Dollars ($2,700.00) per month.

     The respective obligations of Landlord and Tenant under this Article shall survive the expiration or other termination of the demised term of this Lease, and if the demised term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the demised term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

     Section 2.6. Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

                   ARTICLE 3 - LANDLORD'S WORK - TENANT'S WORK

     Section 3.1. Landlord shall not be required to perform any work in the Premises; and Tenant accepts the Premises in an "as is" condition.

     Section 3.2. Any work to be performed shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's architect before work is commenced. Tenant shall furnish Landlord with a set of "as built" plans after any such work is completed. Tenant shall be entitled to undertake any alterations or improvements to the Premises which cost less than $20,000.00, provided Tenant obtains Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

                                 ARTICLE 4 - USE

     Section 4.1. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general offices_ and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of Common Areas of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R") affecting the Premises. The provisions of this Article are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

                ARTICLE 5 - RULES AND REGULATIONS AND COMMON AREA

     Section 5.1. Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises is located, which areas and facilities are referred to herein as "Parking Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Parking Areas. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Parking Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

     Landlord shall operate, manage and maintain the Parking Area. The manner in which the Parking Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

                               ARTICLE 6 - PARKING

     Section 6.1. Tenant shall have the right to use the parking spaces in the Parking Areas. Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of the spaces allocated to Tenant hereunder. Tenant shall not, at any time, park, or permit to be parked, any truck or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of, Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others in any portion of the Parking Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked any inoperative vehicles or equipment on any portion of the common parking area or other Parking Areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designed parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Twenty Dollars ($20.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

           ARTICLE 7 - OPERATION, MANAGEMENT AND MAINTENANCE EXPENSES

     Section 7.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay to Landlord all expenses of operation, management, maintenance and repair of the Parking Areas of the Complex including, but not limited to, license, permit, and inspection fees; the cost of all insurance required for the Parking Areas of the Complex, including, without limitation, liability insurance for personal injury, death and property damage, Worker's Compensation insurance covering personnel, boiler and machinery insurance covering equipment in the Parking Areas of the Complex, and any repair costs not covered by insurance; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen percent (15%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

     Section 7.2. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay of the cost of operation (including common utilities), management, maintenance, and repair of the Premises and the building (including areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, janitorization, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including, but not limited to, wall covering, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceiling, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators; license, permit and inspection fees; the cost of all insurance required for the building of which the Premises is a part including, without limitation, liability insurance for personal injury, death and property damage in the common areas of the building, owner's protective liability insurance, Worker's Compensation insurance covering personnel, boiler and machinery insurance covering equipment in the building, and any repair costs not covered by insurance; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen percent (15%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination.

     Section 7.3. "Additional Rent" as used herein shall not include: Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord solely for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; any original construction costs of a capital nature or depreciation of such costs; interest, or executive salaries; Landlord's personal income, franchise estate, inheritance and capital stock taxes, expenses for which Landlord is reimbursed or indemnified either by an insurer, condemor, tenant or otherwise; expenses incurred in leasing or procuring new tenants, including, without limitation, lease or broker commissions, advertising expenses and expenses of renovating space for new tenants; legal, accounting and other professional expenses arising out of the construction of the building or in enforcing Landlord's rights against other tenants, occupants or third parties; rental expenses under any ground or underlying leases; the cost of any work or service performed for or facilities furnished to tenant or other tenants at the tenant's cost; the cost of correcting defects (latent or otherwise) in the construciton of the building or in the building equipment; provided, however, that conditions resulting from ordinary wear and tear shall not be deemed defects; expenses incurred to comply with any governmental regulation or other provision dealing with the removal, treatment or handling of asbestos or any other hazardous materials in the building provided Lessee is not responsible for placing such hazardous material in the Premises; and the cost of any capital improvements not made for the express purpose of reducing operating costs.

                ARTICLE 8 - ACCEPTANCE AND SURRENDER OF PREMISES

     Section 8.1. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

     Section 8.2. Tenant agrees on the last day of the demised term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air-conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) [except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant; and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense.] Tenant, on or before the end of the demised term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.


    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                      ARTICLE 9 - ALTERATIONS AND ADDITIONS

     Section 9.1. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without written consent of Landlord first had and obtained by Tenant, and such alteration or addition shall be at the cost of Tenant; and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant's sole cost and expense. Any modifications to the building or building systems required by governmental code or otherwise as a result of Tenant's alterations or improvements shall be made at Tenant's sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air-conditioning, partitioning (excepting any demountible partitions installed by Tenant), drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alteration or additions without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for such work.

                         ARTICLE 10 - BUILDING PLANNING

     [Section 10.1. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the building planning program, Landlord, upon notifying Tenant in writing, shall have the right to move Tenant to space in the Complex of which the Premises form a part, at Landlord's sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting the Premises shall be in a new location. However, if the new space does not meet with Tenant's approval, Tenant shall have the right to cancel said Lease upon giving Landlord thirty (30) days' written notice within ten (10) days of receipt of Landlord's notification.]

                            ARTICLE 11 - UTILITIES

     Section 11.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste-pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

     Section 11.2. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes,

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In the event utility services to the Premises are interrupted on account of Landlord's negligent act or omission Tenant may (if it ceases operating for business in the Premises) abate its Rent until such service(s) is restored; provided further, however, that if such stoppage or interruption caused by Landlord's negligent act or omission continues for a period exceeding thirty
(30) days, Tenant may terminate this Lease upon written notice to Landlord.

     Section 11.3. Provided that Tenant is not in default in the performance or observance of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 8:00 a.m. and 6:00 p.m., Mondays through Fridays (holidays excepted), and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the normal use of the Premises as general office space and heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air-conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air-conditioning system, Landlord shall have the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines or machines using current in excess of 110 Volts, which will in any way increase the amount of electricity, gas, water or air-conditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas, or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility), and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

                               ARTICLE 12 - TAXES

     Section 12.1. As Additional Rent and in accordance with Article 2 of this Lease, Tenant shall pay to Landlord all Real Property Taxes allocated to the leased Premises by Landlord. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessment caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rental from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

     Section 12.2.  Taxes on Tenant's Property

     (a) Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

     (b) If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 12.2(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                        ARTICLE 13 - LIABILITY INSURANCE

     Section 13.1. Tenant, at Tenant's expense, agrees to keep in force during the term of the Lease a policy of comprehensive public liability insurance with limits in the amount of Two Million Dollars ($2,000,000) for injuries to or death of any one or more persons occurring in, on or about the Premises or the Complex, and damage to property, combined single limit. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as an additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California acceptable to Landlord; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor or counsel, the amount of insurance described in this Article 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor or counsel shall deem adequate.

                         ARTICLE 14 - TENANT'S INSURANCE

     Section 14.1. Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory and trade fixtures within the leased Premises for the full replacement value thereof. The proceeds from any such policies shall be used for the repair or replacement of such items so insured. Tenant may, at its election, self-insure for such coverage.

     Section 14.2. Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

                         ARTICLE 15 - PROPERTY INSURANCE

     Section 15.1. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Article 2 of this Lease Tenant shall pay to Landlord the cost of, a policy or policies of insurance covering loss or damage to the Premises, including leasehold improvements, and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and, at Landlord's option, flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred percent (100%) of the annual Basic Rent, plus sums paid as Additional Rent. If Landlord's standard insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to proceeds of any insurance procured by Landlord for the Complex. Tenant shall submit to Landlord an itemized statement setting forth the cost of any leasehold improvements installed by Tenant promptly upon completion thereof. Tenant shall periodically notify Landlord in writing of any change in the replacement value of any such leasehold improvements to enable Landlord to adjust its insurance accordingly.

     Section 15.2. Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage maintained, or required to be maintained, hereunder, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty.

                          ARTICLE 16 - INDEMNIFICATION

     Section 16.1. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property the cause of which is the negligence of Landlord, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the Premises, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs. Tenant shall not be liable to Landlord, its agents, servants, employees, contractors, customers or invitees for any damage to person or property in or about the Premises caused by any act, omission or neglect of Landlord, its agents, servants or employees and agrees to indemnify and hold Tenant harmless from all liability and claims for any such damage.

                             ARTICLE 17 - COMPLIANCE

     Section 17.1. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Article shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

     Section 17.2. Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

     Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the Premises or the Complex due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the lease term, unless such liability, cost or expense is proximately caused solely by the active negligence of Landlord.

     Landlord shall be responsible for compliance with any repair or maintenance necessitated by any governmental regulation or law dealing with the removal treatment or handling of asbestos or other hazardous materials in the building; provided that Tenant was not responsible for the introduction of such materials into the building or Premises.

     Tenant shall pay all amounts due Landlord under this section, as Additional Rent, within ten (10) days after any such amounts become due.

     Section 17.3. Should a government agency or municipality require Landlord to institute TSM (Transportation System Management or Transportation Demand Management) facilities and/or programs, Tenant hereby agrees that the cost of TSM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as a portion of Tenant's leasehold improvements, and any ongoing costs or expenses associated with a TSM program, such as an on-site TSM coordinator, which are required for the Premises and not provided by Tenant, shall be provided by Landlord with such costs being included as Additional Rent and reimbursed to Landlord by Tenant.

                               ARTICLE 18 - LIENS

     Section 18.1. Tenant shall promptly pay all sums of money in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the Premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the Premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond of a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or out of any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or if contested to provide such bond and indemnification, shall constitute a default under this Lease and in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand. Notwithstanding any such contest, if any such lien shall be reduced to final judgment and such judgment or such process as may be issued for the enforcement thereof is not promptly stayed or if so stayed and said stay thereafter expires, then and in any such event Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Premises such notices of non-responsibility as are provided for under the mechanic's lien laws of California.

                     ARTICLE 19 - ASSIGNMENT AND SUBLETTING

     Section 19.1.

     A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant's interest in and to the Premises without first procuring the written consent of Landlord. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth at the date of the Lease of Tenant; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than sixty (60) days' notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned or subleased by notice to Tenant given within thirty (30) days of Landlord's receipt of Tenant's notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove, shall be adjusted on a prorata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant's interest in and to the Premises. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as Additional Rent:

             (a) in the case of each and every assignment, an amount equal to all monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

             (b) in the case of each and every sublease, all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, less all fixed rent and Additional Rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease).

     B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

     C. Notwithstanding anything to the contrary herein Tenant may, without Landlord's consent and without application of any of the provisions of Section 19.1.A. hereinabove, assign the Lease or sublet the Premises to an affiliate, subsidiary, parent company or sucessor in interest to the entire corporation business and assets of Tenant; provided that, in no event shall any such tansfer relieve Tenant- of liability hereunder. [If Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a]

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

[public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section 19.1.]

     D. Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the Premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

     E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this
Section 19.1.

                    ARTICLE 20 - SUBORDINATION AND MORTGAGES

     Section 20.1. In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise), of the addresses of such mortgagees and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such thirty (30) days any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued.

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                         ARTICLE 21 - ENTRY BY LANDLORD

     Section 21.1. Landlord reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent or other compensation hereunder.

                       ARTICLE 22 - BANKRUPTCY AND DEFAULT

     Section 22.1. The commencement of a bankruptcy, liquidation, reorganization or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

     Section 22.2. Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease, (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use or exclusivity provision, in any agreement relating to the above described Premises.

     Section 22.3. Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     Section 22.4. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of ten (10) [five (5)] days from the date of written notice from Landlord within which to cure any default in the payment of (i) rental, or adjustment thereto, or (ii) any other monies due hereunder. Tenant shall have a period of thirty (30) [ten (10)] days from the date of written notice from Landlord within which to cure any other default under this Lease provided, however, that if the default is of such a nature that the same can be rectified or cured by Tenant, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Tenant within said thirty (30) day period shall have commenced the rectification and curing thereof and shall continue thereafter to cause such rectification and curing to proceed diligently to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

     (a) If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the Premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession by written notice to Tenant, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the Premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the Premises, including the installation of guards, and may do all things appropriate to a re- letting of the Premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the Premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the Premises at the expense of Tenant and as deemed necessary by Landlord.

     (b) Landlord shall have the right to terminate Tenant's possession of the Premises, and if Tenant's right to possession of the Premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Tenant, Tenant agrees to pay to Landlord on demand (i) all unpaid rent earned at the time of termination, together with interest on all unpaid installments from the times they were due to the date of termination at the maximum legal rate;
(ii) the amounts by which the unpaid rent which would have been due and payable by Tenant since the date of termination exceeds the amount of any rental loss that Tenant proves could have been avoided, together with interest on said amounts from the dates they were due at the maximum legal rate; (iii) the worth at the time of demand of the amount by which the unpaid rent for the balance of the term of this Lease exceeds the amount of rental loss that

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

Tenant proves may reasonably be avoided, together with interest on such amount at the maximum legal rate from the date of demand until paid; (iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease. The right to possession of the Premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises. In the event that Landlord seeks to recover the amount due, Landlord shall be entitled to recover the amounts specified in paragraphs (a) (1), (a) (2) and (a)
(4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, together with interest on said amounts at the maximum legal rate from the dates they were due, computed as of the date of the award, together with the worth at the time of the award of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could reasonably have been avoided. Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

     (c) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

     (d) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises.

                            ARTICLE 23 - ABANDONMENT

     Section 23.1. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

                            ARTICLE 24 - DESTRUCTION

     Section 24.1. In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

     (b) Terminate this Lease.

     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises, including leasehold improvements installed by Landlord, to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within two hundred seventy (270) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within fifteen (15) days after said 270-day period. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

     Section 24.2. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 (and) Section 1933, Subdivision 4 of the California Civil Code.

     Section 24.3. In the event that the building in which the Premises are situated is damaged or destroyed to the extent of thirty three and one-third percent (33-1/3%) or more of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

                           ARTICLE 25 - EMINENT DOMAIN

     Section 25.1. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill shall be and remain the property of Tenant.

     Section 25.2. If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space or Common Areas in the Complex not leased hereby, or if any such spaces or Common Areas be so taken or conveyed in lieu of such taking, and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

     Section 25.3. In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the right to terminate this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

     Section 25.4. If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be adjusted as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the Premises so as to constitute the portion of the Premises not taken a complete architectural unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing the Premises as of the commencement of the Lease.

     Section 25.5. Each party waives the provisions of Code of Civil Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

                   ARTICLE 26 - SALE OR CONVEYANCE BY LANDLORD

     Section 26.1. In the event of a sale or conveyance of the Complex or any interest therein by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

                ARTICLE 27 - ATTORNMENT TO LENDER OR THIRD PARTY

     Section 27.1. In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, by deed in lieu of foreclosure, or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

                            ARTICLE 28 - HOLDING OVER

     Section 28.1. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred ten percent (110%) [two hundred percent (200%)] of the monthly Basic Rent required during the last month of the Lease term.

                      ARTICLE 29 - CERTIFICATE OF ESTOPPEL

     Section 29.1. Tenant shall at any time upon not less than ten (10) days' prior written notice to Landlord execute, acknowledge and deliver to Landlord or, at Landlord's request, Landlord's mortgagee, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

                        ARTICLE 30 - CONSTRUCTION CHANGES

     Section 30.1. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex, shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                    ARTICLE 31 - RIGHT OF LANDLORD TO PERFORM

     Section 31.1. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the maximum legal rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of Basic Rent hereunder.

                          ARTICLE 32 - ATTORNEYS' FEES

     Section 32.1. In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     Section 32.2. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fees.

                               ARTICLE 33 - WAIVER

     Section 33.1. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

                              ARTICLE 34 - NOTICES

     Section 34.1. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, addressed as follows:

     To Tenant at 1000 Marsh Road, Menlo Park, California 94025, with a copy to:
(1) Siebel Systems, Inc., 4005 Bohannon Drive, Menlo Park, California 94025,
Attn: C.F.O.; and (2) Siebel Systems, Inc., 4005 Bohannon Drive, Menlo park, California 94025, Attn: Vice President, Legal Affairs. [or shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises;]

     To Landlord at its offices at 60 Hillsdale Mall, San Mateo, California 94403-3497.

     Section 34.2. Each notice, request, demand, advice or designation referred to in this Article shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

                        ARTICLE 35 - EXAMINATION OF LEASE

     Section 35.1. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a Lease, and this instrument is not effective as a Lease or otherwise until its execution and delivery by both Landlord and Tenant.

                        ARTICLE 36 - DEFAULT BY LANDLORD

     Section 36.1. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                        ARTICLE 37 - CORPORATE AUTHORITY

     Section 37.1. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnerhsip) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                      ARTICLE 38 - LIMITATION OF LIABILITY

     Section 38.1. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (i) the sole and exclusive remedy shall be against Landlord and Landlord's assets; (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (v) no judgment will be taken against any partner of Landlord; (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; (vii) no writ of execution will ever be levied against the assets of any partner of Landlord; (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord; and (ix) the term "Landlord", as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant's interest under a ground lease of the land described in Exhibit "B", and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

                ARTICLE 39 - MISCELLANEOUS AND GENERAL PROVISIONS

     Section 39.1. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

     Section 39.2. This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     Section 39.3. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

     The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The Article headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     Section 39.4. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

     Section 39.5. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     Section 39.6. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

     Section 39.7. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     Section 39.8. Tenant further agrees to execute any amendments required by a Lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

     Section 39.9. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

     Section 39.10. Security Deposit. [Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Seven Thousand Dollars ($7,000.00). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may]

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

[suffer by reason of Tenant's default. If any portion of said Security
Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Security Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Security Deposit or the accounting therefor.]

     Section 39.11. Notwithstanding anything to the contrary herein, unless another standard is specifically set forth herein, all consents required by either Landlord or Tenant hereunder shall not be unreasonably withheld or delayed.

                              ARTICLE 40 - BROKERS

     Section 40.1. Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease:
Cornish & Carey and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

                               ARTICLE 41 - SIGNS

     Section 41.1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on or about the Premises, upon expiration or sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

    Language indicated as being shown by strike-out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

     Section 41.2. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

TENANT:                                          LANDLORD:

SIEBEL SYSTEMS, INC.                             BOHANNON TRUST PARTNERSHIP
a California corporation                         a California general partnship

By:
   ---------------------------
          President

By:                                              By:
   ---------------------------                      ---------------------------
          Secretary                                      Frances E. Nelson
                                                         Managing Parnter

                              [SIEBEL letterhead]


December 13, 1995                                          BY FAX (415) 573-5457


Dave Bohannon
Vice President
Bohannon Trust Partnership
60 Hillsdale Mall
San Mateo, CA 04403-3497

Re: Lease Agreement (the "Lease") between Bohannon Trust Partnership ("Landlord") and Siebel Systems, Inc ("Tenant") for the Building located at 1000 Marsh Road (the "Premises").

Dear Dave,

This letter will serve to modify the Lease as follows:

1. Tenant Exceptions: In accordance with Section 8.1 of the Lease, Tenant hereby states the following exceptions to the Premises "being in good and sanitary order, condition and repair."

     1.1 Upstairs Bathrooms and Related Plumbing: Tenant is aware of a some leakage and an odor related problem with the upstairs bathroom and related plumbing. Landlord agrees to have its janitorial service for the Premises resolve any leakage and related odor problems.

     1.2 Mechanical and Electrical Equipment and Systems (e.g., HVAC): Tenant is not familiar with or aware of the condition of the mechanical and electrical equipment and systems on the Premises, and therefore must rely on Landlord's representation that such equipment and systems are in good working order as of the commencement date of the Lease. Landlord and Tenant agree that: (1) Tenant shall be responsible for routine maintenance for such equipment and systems (not to exceed $200/month), and (2) Landlord shall be responsible for all other repair and maintenance of such equipment and systems provided: (i) such expenses do not exceed $7,500 during the initial 6 month term of the Lease, and (ii) such other repair or maintenance is not caused by the Tenant's acts or omissions, excepting normal wear and tear. In the event the costs for such repairs or maintenance exceed $7,500 and the Landlord fails or declines to pay for any further needed repairs or maintenance, Tenant shall have the option to immediately terminate this Lease upon written notice to Landlord.

     1.3 Painting of Upstairs: Tenant is aware that the upstairs area of the Premises is in need of fresh application of paint. Landlord agrees to paint the upstairs area prior to Tenant's occupancy.

2.   Tenant Pre-Move Work:  Attached for Landlord's approval in accordance with
     Section 3.2, is a listing of the work which Tenant proposes to perform prior to occupancy. Landlord's signature below will be deemed approval for Tenant to proceed with such work upon the execution of the Lease.

3. Tenant Insurance: Section 13.1 is hereby modified such that Tenant shall only be required to maintain property insurance with limits of $1,000,000/occurrence and $2,000,000 aggregate.

4. Utilities: Section 11.3 is hereby modified so that Landlord shall furnish to the Premises 24 hours/day, 7 days/week reasonable quantities of water, gas, electricity, heat, and air conditioning suitable for the comfortable use and occupation of the Premises as general office space.

Dave Bohannon
Page 2 of Letter Dated December 13,1995
Lease Agreement for 1000 Marsh Road


5. Sprinkler System To Be Monitored: Landlord agrees that the existing sprinkler system in the Premises is in good working order and that it will be monitored by local fire authorities.

6. ATM and Surrounding Area: Landlord agrees that it will be responsible for the ATM for the operation of the existing ATM and will ensure that the surrounding area is maintained in a clean condition, free of debris.

7. Cooking in the Premises: Landlord agrees that the Tenant shall be permitted to use the existing cooking facilities in the Premises and to install and use one or two microwave ovens to heat and prepare food items.

Sincerely,




Kevin A Johnson
Vice President, Legal Affairs


                                                  Agreed and Accepted:
                                                  Bohannon Trust Partnership

                                                  By:     _____________________

                                                  Title:  _____________________

                                                  Date:  ______________________